DATED	2006

(1)	CMP BATTERIES LIMITED

(2)	NEIL BRIGHT

COMPROMISE AGREEMENT

WITHOUT PREJUDICE
DATED	25 October 2006

PARTIES

(1)	CMP BATTERIES LIMITED whose registered office is at PO Box 1, Salford Road, Over Hulton, Bolton BL5 1DD (“the Company") and

(2)	NEIL BRIGHT of The Pigeon House, The Green, Snitterfield, Stratford-upon-Avon, CV37 0JE (“the Employee");

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement the following expressions shall have the following meanings:

“the Group” means any company which is a holding company of the Company or a subsidiary undertaking of the Company or of any such holding company (as such expressions are defined in Sections 258, 259 and 736 of the Companies Act 1985);

“NICs” means employee National Insurance Contributions;

“Contract” means the letter dated 22 April 1992, the Amendment of Terms and Conditions dated 1 June 1998 together with any other document revising the Employee’s terms and conditions of employment as between the Employee and the Company;

“Termination” means the termination of the Employee’s employment by the Company on the Termination Date;

“Termination Date” means the date specified in clause 2 of this Agreement.

1.2	References to clauses or clause numbers shall, unless the contrary is apparent from the context, be to clauses and clause numbers of this Agreement.

2.	TERMINATION DATE

2.1	The employment of the Employee by the Company terminated on 20 October 2006. He will receive (together with his P45) his salary and other benefits until this date less tax and other statutory deductions.

2.2	The Company will reimburse to the Employee all reasonable business expenses incurred on or prior to the Termination Date by the Employee in connection with his duties to the Company and/or any Group Company subject to the Employee’s compliance with the Company’s usual guidelines relating to the reimbursement of expenses and the production of appropriate receipts or other supporting documents.

2.3	The Company will continue to provide to the Employee private medical insurance and life insurance for a period of 12 months after the Termination Date on the terms and at the level applicable prior to the Termination Date subject always to the terms of the schemes under which those benefits were provided.

3.	FULL AND FINAL SETTLEMENT

3.1	The Employee accepts the severance terms and arrangements set out in this Agreement in full and final settlement of all or any costs, claims, expenses, rights of action or any other rights whatsoever and howsoever arising which he has or may have against the Company or any member of the Group or any employee, agent or officer of the Company or any member of the Group and he hereby waives all such costs, claims, expenses, rights of action and other rights against the Company or any member of the Group or such employee, agent or officer including, without limitation, the following:

(A)	any claim for unfair dismissal under the Employment Rights Act 1996 arising out of the Termination;

(B)	any claim for a redundancy payment under the Employment Rights Act 1996 or otherwise as a result of the Termination;

(C)	any claim for unlawful deduction from wages under the Employment Rights Act 1996 arising from any sum due in connection with the Employee’s employment and outstanding on the Termination;

(D)	any claim under Regulation 30, 31, 32 or any other provision of the Working Time Regulations 1998;

(E)	any claim for unlawful discrimination under Sections 4, 7, 32, 33 or any other provision of the Race Relations Act 1976 (“RRA”) in connection with his employment or the Termination;

(F)	any claim for unlawful discrimination under any provision of the Employment Equality (Age) Regulations 2006 in connection with his employment or Termination;

(G)	any claim for wrongful dismissal or any claim for breach of any express or implied term of the Contract;

(H)	any claim under European Union Law in connection with his employment or the Termination;

(I)	any claim under Section 47B of the Employment Rights Act 1996;

(J)	any claim for accrued but untaken holiday entitlement;

(K)	any other claim under statute, contract or common law arising out of his employment or the Termination but excluding any claim the Employee might have for any personal injuries suffered in the course of his employment or in relation to the Employee’s accrued pension entitlement (including in relation to the benefit promise referred to at clause 5.3 below) or arising from a breach of the terms of this Agreement.

3.2	The Employee undertakes that neither he nor anyone acting on his behalf shall institute or continue any of the proceedings referred to in clause 3.1 against the Company or any member of the Group or any of its or their officers or employees in the employment tribunal or any other court or tribunal other than to enforce the terms of this Agreement.

3.3	After taking the legal advice referred to in this Agreement the claims which the Employee is aware he has or may have against the Company and/or any member of the Group are those referred to in clause 3.1.

3.4	The parties hereby declare that the relevant conditions relating to compromise agreements pursuant to Section 203 of the Employment Rights Act 1996 and to compromise contracts under Section 72 of the RRA, Paragraph 2(2) Schedule 5 of the Employment Equality (Age) Regulations 2006 and Section 32 of the Working Time Regulations 1998 have been satisfied and the Employee confirms that he has received independent legal advice on the terms and effect of this Agreement, and its effect on his ability to pursue his rights before an employment tribunal, and, in particular, his ability to bring claims for unfair dismissal, redundancy, any unauthorised deductions from wages, race discrimination, or any claim under European Law. The Employee will procure that a certificate attached as Appendix 1 will be supplied to the Company by the Employee’s legal advisor.

4.	COMPENSATION

4.1	Subject to the Company receiving this Agreement signed by the Employee and the certificate attached as Appendix 1 signed by the Employee’s legal advisor and also subject to the Employee’s strict compliance with the terms of this Agreement, the Company will pay the Employee the following sums:

(A)	£202,966 in lieu of salary and car allowance for the Employee’s 12 month notice period;

(B)	£31,707 in lieu of any entitlement arising in respect of annual bonus;

(C)	£8,096 in lieu of 11 days’ accrued but untaken holiday; and

(D)	£83,282 by way of ex gratia severance compensation for loss of employment.

4.2	The sums in 4.1(A),(B) and (C) above will be taxable in full (and the Company will in accordance with the provisions referred to at clause 4.4 below deduct basic rate income tax only) and subject to NIC.

4.3	In the belief that the first £30,000 of the sum in clause 4.1(D) above (“the Exempt Tranche”) can be paid with the benefit of the exemptions contained in Section 403 of the Income Tax (Earnings and Pensions) Act 2003, the Exempt Tranche will be paid to the Employee free of income tax.

4.4	As to the balance of the payment under 4.1(D) above the Company, in accordance with Regulation 37 of the Income Tax (Pay As You Earn) Regulations 2003, will deduct basic rate income tax together with any appropriate NICs and will account for the same to the HM Revenue & Customs.

4.5	Payments of the sums specified in 4.1 above will be made within 21 days of the Termination Date.

4.6	In the event that the HM Revenue & Customs assesses any sum as due for income tax or NICs on the payment under 4.1(D) above or any other benefit provided hereunder the Employee undertakes to pay to the HM Revenue & Customs such sum and to indemnify the Company in the event that the HM Revenue & Customs requires the Company to account for any additional amounts of tax or NICs including any interest or penalty payable (save where the Company has deducted tax but failed to account to HMRC for such tax). Such indemnity not to apply in respect of income tax or NICs already deducted by the Company pursuant to this clause 4. Before making any payment to the HM Revenue & Customs the Company will provide a copy of the relevant assessment to the Employee and give the Employee a reasonable opportunity to challenge such assessment at the Employee’s own expense.

5.	PENSION

5.1	The Employee’s accrued benefits in the CMP Pension Scheme will be preserved and dealt with in accordance with the rules of the Scheme. Further details of his options in relation to pension benefits will be provided on request.

5.2	The Company will, conditional on obtaining the agreement of the Trustees of the Scheme, augment the pension benefits which the Employee has accrued up to the Termination Date as set out in this paragraph. Provided the Employee agrees to retire and to start drawing benefits from the Scheme before 5 April 2007, the Company will make an employer contribution to the Scheme being the lower of:

(A)	£40,000; or

(B)	the amount required to provide the Employee with benefits under the Scheme as if his pensionable service had continued until 20 October 2007 subject to such benefits being reduced to take account of employee contributions that would have been made had the Employee’s employment continued until such date.

Any sums payable under this paragraph will be used to provide further benefits to the Employee under the Scheme.

5.3	The total benefit promise made in the letter from the Company dated 1 September 1998 and signed by Mark Stevenson will be honoured by the Company with effect from the date of the Employee’s retirement under the CMP Pension Scheme.

6.	COMPANY PROPERTY

The Employee undertakes that he will promptly return to the Company all keys, correspondence, documents, specifications, reports, papers, and records, and all copies thereof in whatever form they may be stored, and any other property belonging to the Company or the Group which may be in his possession or control, and any property belonging to others which may be in his possession or control, and which relates in any way to the business or affairs of the Company or the Group, or to any supplier, agent, distributor, or customer of the Company or the Group.

7.	2004 STOCK INCENTIVE PLAN

The parties acknowledge that the Employee’s vested and unvested stock rights under the 2004 Stock Incentive Plan will be treated in accordance with the terms of the plan.

8.	STATEMENTS

The Company agrees that in response to any external enquiry concerning the Employee, it will in line with its corporate policy, not make any statement other than to give his name and the dates of employment.

9.	CONFIDENTIALITY

9.1	The parties agree that, save for disclosure to their legal and/or financial advisers or to the HM Revenue & Customs (and in the case of the Employee to his immediate family) and save as may be required by law, they will keep confidential the terms and existence of this Agreement.

9.2	Each party agrees that it will not make or publish or cause to be made or published any disparaging or untrue remark about the other party or, as the case may be, its directors, officers or employees.

9.3	The Employee acknowledges and undertakes that he is bound by obligations of confidentiality and that he will not whether before or after the Termination Date directly or indirectly use, disclose or communicate Confidential Information and he shall use his best endeavours to prevent the improper use, disclosure or communication of Confidential Information:

(A)	concerning the business of the Company or any member of the Group and which came to the Employee’s attention during the course of or in connection with his employment with the Company or any member of the Group from any source within the Company or any member of the Group; or

(B)	concerning the business of any person having dealings with the Company or Group and which is obtained in circumstances in which the Company or a member of the Group is subject to a duty of confidentiality in relation to that information.

9.4	For the purposes of clause 9.3, Confidential Information means:

(A)	any information of a confidential nature (whether trade secrets, other private or secret information including secrets and information relating to corporate strategy, business development plans, product designs, intellectual property, secret processes, business contacts, terms of business with customers and potential customers and/or suppliers, annual budgets, management accounts and other financial information) and/or;

(B)	any confidential report or research undertaken by or for the Company or any member of the Group; and/or

(C)	lists or compilations of the names and contact details of the individuals or clients and counterparts with whom the Company or any member of the Group transacts business; and/or

(D)	details of the requirements, financial standing, terms of business and dealings with any Company or member of the Group of any client of the Company or Group; and/or

(E)	contact details of all employees and directors of the Company or any member of the Group together with details of their remuneration and benefits; and/or

(F)	information so designated by the Company or any member of the Group or which to the Employee’s knowledge has been supplied to the Company or any member of the Group subject to an obligation of confidentiality save that the restrictions in clause 9.3 shall cease to apply with respect to any information which comes into the public domain otherwise than through an unauthorised disclosure by the Employee. The parties agree that the provisions at clause 9.3 above repeat the existing obligations by which the Employee is bound under the Contract.

10.	OUTPLACEMENT

The Company will pay directly to Penna the actual cost of Penna providing the Employee with outplacement support up to a maximum cost of £10,000 plus VAT.

11.	NON-DISPARAGEMENT AND FUTURE CO-OPERATION

11.1	The Employee agrees that he will not act in a manner detrimental to the Company or any member of the Group, nor make, or cause to be made, any derogatory statements concerning the Company, any Member of the Group or any of its or their officers and employees.

11.2	The Employee agrees to co-operate with any Member of the Group with respect to any past, present, or future claim, charge, action, suit, government or regulatory investigation, or other proceeding in a court of law, arbitration, government agency, or in any other forum, that has been, may be, or is threatened to be brought against a Member of the Group (including specifically any of its officers, directors or employees) or that has been or is brought by or on behalf of a Member of the Group that relates to or arises from any action or inaction that actually or allegedly occurred while the Employee was employed by the Company (a “Proceeding”). Except as may be required by law, the Employee shall not disclose or discuss with anyone who is not directing or assisting the Group in any Proceeding, other than the Employee’s own legal adviser, the fact of or the subject matter of any Proceeding. In requesting co-operation and information from the Employee, the Member of the Group will attempt to arrange times that reasonably accommodate the Employee and, to the extent permitted by law, will reimburse the Employee for any reasonable and pre-approved travel and other out-of-pocket expenses the Employee incurs in providing the co-operation and assistance described in this paragraph so long as the Employee submits adequate supporting documentation to the Group.

12.	WARRANTIES

The Employee warrants to the Company as follows:

12.1	he has not presented a Claim Form at an office of the Employment Tribunals, or issued a claim form in the High Court or County Court, in respect of any claim in the United Kingdom in connection with his employment with the Company, and/or any member of the Group or the Termination;

12.2	he has not commenced any other legal proceedings in the United Kingdom or elsewhere in respect of any claim in connection with his employment with the Company and/or any member of the Group or the Termination;

12.3	he has not done any act or omitted to do any act which

(A)	if it was done or omitted to have been done (as appropriate) and had come to the attention of the Company prior to the Termination Date would have entitled the Company to terminate his employment summarily and without compensation or

(B)	if it was done or omitted to have been done (as appropriate) after the Termination Date would have been in breach of the terms of this Agreement had it been done or omitted to have been done (as the case may be) after the date hereof;

12.4	he has committed no breach of duty (including fiduciary duty) owed to the Company or any other member of the Group. For the avoidance of doubt, this Agreement shall not operate to release the Employee from any liability owed to any member of the Group of which the Employee was a director by virtue of his employment with the Company;

12.5	other than those claims referred to in clause 3.1 and having taken the legal advice referred to in this Agreement he is not aware of any claim he may have against the Company or any member of the Group of whatever nature arising out of his employment or the Termination, nor of any circumstances which might give rise to such a claim;

12.6	he has provided to his legal advisor referred to in clause 3.4 all relevant information relating to his employment with the Company and any Group Company and the Termination to enable the legal advisor to advise the Employee on any statutory claims the Employee may have; and

12.7	he has not at the date of this Agreement accepted, agreed to accept or been made any offer of a new contract of service or for services nor has he entered into any form of arrangement that such an offer will be made at any time in the future.

13.	LEGAL COSTS

Subject to the receipt by the Company of the signed certificate at Appendix 1, the Company shall pay directly to the Employee’s legal advisor the Employee’s actual legal costs up to a maximum of £2,750 (plus VAT) provided that they are incurred in connection with this Agreement. Payment will be made within 21 days of receipt of an appropriate VAT invoice addressed to the Employee but marked as payable by the Company.

14.	RESIGNATION FROM OFFICE

By accepting the terms of this Agreement the Employee will be deemed to resign on the Termination Date from his position as a director of the Company and from all or any other office which he holds in the Company and/or any member of the Group which resignation, if requested, shall be in the form of Appendix 2 to this Agreement.

15.	DIRECTORS AND OFFICERS INSURANCE

15.1	The Company confirms that policies of insurance covered the Employee for the period he was an officer/director of any company in the Group. Coverage and any future claim will be subject to the terms of any policy applicable to the period when the claim arose.

16.	THIRD PARTIES

For the avoidance of doubt it is intended that this Agreement does confer rights on other members of the Group who may enforce such rights against the Employee pursuant to the Contracts (Rights of Third Parties) Act 1999. However nothing in this Agreement is intended to confer any rights on any other person not a party to this Agreement and no consent of any such person shall be needed for the termination, rescission or amendment of this Agreement or any terms hereunder.

17.	GENERAL

17.1	This Agreement shall be governed by and construed in all respects in accordance with the laws of England and Wales and each of the parties to it submits to the jurisdiction of the English Courts in relation to any matter arising in relation thereto.

17.2	Save in relation to any provisions of the Contract which are stated to apply following the Termination, this Agreement sets out the entire agreement between the parties in relation to the rights of the Employee arising upon or in relation to the Termination. The Employee acknowledges and warrants to the Company that he is not entering into this Agreement in reliance upon any representation not expressly set out herein.

17.3	Although marked “Without Prejudice” this Agreement and associated “Without Prejudice” correspondence shall become open and binding as between the parties when this Agreement has been signed by both of them and dated.

17.4	This Agreement may be signed in counterpart and it shall be sufficient evidence of this Agreement having been entered into to produce an original copy signed by one party and a photocopy of the Agreement signed by the other party.

SIGNED by	)
Director	)
for and on behalf of	)
CMP BATTERIES LIMITED	)
)
SIGNED by	)
NEIL BRIGHT	)